Exhibit 99.1

PRESS RELEASE

United Wholesale Mortgage Announces

Record Third-Quarter 2020 Results

$1.45 Billion Net Income

Over $54.2 Billion in Loan Volume;

Exceeds total 2019 production record in first three quarters of 2020

PONTIAC, MI, October 13, 2020 – United Wholesale Mortgage (UWM), the #1 wholesale mortgage lender, today announced its results for the third quarter ended September 30, 2020, reporting closed loan volume exceeding $54.2 billion, an 81 percent increase from the $29.9 billion loan volume closed in the third quarter of 2019, along with net income of $1.45 billion. Through the third quarter, UWM also closed a year to date total of $127.8 billion in production, already exceeding its 2019 production record of $107.8 billion by nearly 20 percent.

Mat Ishbia, president and CEO of UWM said, “This is our best quarter in the company’s 34 years, showing that borrowers are recognizing that independent mortgage brokers offer better rates, greater speed and deeper experience. I’m grateful to the over 6,800 team members whose commitment to superior service, together with our proprietary industry-leading technology, support the success of our broker clients by enabling them to offer a best-in-class borrower experience.”

	Q3 2020	Q3 2019
Closed Loan Volume(1)	$54,289,428,915	$29,992,924,376
Gain Margin(1)	3.18%	1.29%
Net Income	$1,450,882,860	$197,987,189
Comparable Net Income(2)	$1,059,691,988	$144,530,648

(1)	Key operational metric – please see discussion below.
(2)	Non-GAAP metric – please see discussion below.

Third quarter highlights:

During the third quarter, UWM:

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UWM and Gores Holdings IV, Inc. (NASDAQ CM: GHIV, GHIVU, and GHIVW) announced the entry into a Business Combination Agreement by which UWM will become a public company upon the consummation of the proposed business combination.

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Originated a record exceeding $54.2 billion in mortgage loan volume, an 81% increase from the $29.9 billion loan volume closed from the comparable quarter of 2019, bringing its year to date production to $127.8 billion, 20% higher than its record production for all of 2019

-	Generated Net Income of $1.45 billion, as compared to $198 million for the prior year period.

-	Achieved record gain margin of 318 bps as compared to 129 bps in the prior year period.

-	Increased Equity by $556 million to over $2 billion while increasing cash and cash equivalents by $185 million from prior quarter end.

-	Increased the Unpaid Principal Balance of Mortgage Servicing Rights from $109.4 billion at prior quarter end to $153.1 billion.

-	Launched Blink+, an all-in-one online borrower-facing application portal and point of sale (POS), loan origination system (LOS) and customer relationship manager (CRM) for loan officers.

-	Introduced UWM InTouch, a mobile app that provides brokers access to the full origination process, from underwriting through Clear to Close (CTC), within the app

Ishbia concluded by discussing recent technology innovations, “The innovative moves we are making now to streamline our technologies and further increase speed from loan submission to clear-to-close will support the long-term growth of the broker channel and help realize our aspiration of becoming the nation’s leader in mortgage originations.”

Balance Sheet Highlights

	Q3 2020	Q2 2020
Mortgage servicing rights	$1,411,272,234	$924,259,914
Loans at fair value	$5,215,196,122	$5,793,105,732
Cash and cash equivalents	$755,795,278	$570,438,622
Total Assets	$7,907,802,843	$7,773,872,950
Equity	$2,022,360,508	$1,468,151,363

Additional Information about the Proposed Business Combination and Where to Find It

On October 2, 2020, Gores Holdings IV, Inc. (Gores Holdings IV) filed with the Securities and Exchange Commission (SEC) a preliminary proxy statement in connection with the proposed business combination contemplated by the Business Combination Agreement and will mail a definitive proxy statement and other relevant documents to its stockholders. The definitive proxy statement will contain important information about the proposed business combination contemplated by the Business Combination Agreement and the other matters to be voted upon at a meeting of stockholders of Gores Holdings IV to be held to approve the proposed business combination contemplated by the Business Combination Agreement and other matters (the “Special Meeting”). Gores Holdings IV stockholders and other interested persons are advised to read the preliminary proxy statement, as well as any amendments or supplements thereto, and, when available, the definitive proxy statement in connection with Gores Holdings IV’s solicitation of proxies for the Special Meeting because they contain and will contain important information about the proposed business combination. When available, the definitive proxy statement will be mailed to Gores Holdings IV stockholders as of a record date to be established for voting on the proposed business combination contemplated by the Business Combination Agreement and the other matters to be voted upon at the Special Meeting. Gores Holdings IV stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Gores Holdings IV, Inc., 9800 Wilshire Boulevard, Beverly Hills, CA 90212, attention: Jennifer Kwon Chou (jchou@gores.com).

Participants in Solicitation

Gores Holdings IV, UWM and their respective directors and officers may be deemed participants in the solicitation of proxies of Gores Holdings IV stockholders in connection with the proposed business combination. Gores Holdings IV stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Gores Holdings IV in Gores Holdings IV’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 27, 2020. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Gores Holdings IV stockholders in connection with the proposed business combination contemplated by the Business Combination Agreement and other matters to be voted upon at the Special Meeting are set forth in the preliminary proxy statement for the proposed business combination and will be in the definitive proxy statement when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination is included in the preliminary proxy statement that Gores Holdings IV filed with the SEC.

Key Operational Metrics

Closed Loan Volume and Gain Margin are key operational metrics that UWM management evaluate the performance of the business. Closed Loan Volume is the aggregate principal of the residential mortgage loans underwritten by UWM during a period. Gain Margin is total revenue divided by Closed Loan Volume.

Non-GAAP Metric

As UWM is a pass-through entity, Net Income does not reflect federal income tax that would otherwise be payable by UWM with respect to its income. Therefore, for comparison purposes, UWM provides “Comparable Net Income”, which is our net income adjusted for a 27% deemed tax rate. Comparable Net Income is a Non-GAAP Metric.

Forward Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for UWM’s business and the business of the post-combination company, including UWM’s plans of growing the broker channel and becoming the nation’s leader in mortgage originations. These forward-looking statements are based on UWM’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside UWM’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. With respect to forward looking statements relating to the consummation of the proposed business combination with Gores Holdings IV, these risks include, but are not limited to: (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement, the failure to obtain approval of the stockholders of Gores Holdings IV, the failure to receive required regulatory approval; (b) the ability to meet Nasdaq’s listing standards; and (c) the inability of Gores Holdings IV to complete the proposed private placement. With respect to the risks related to UWM’s business, these risks include (i) the risk that the proposed business combination disrupts current plans and operations of UWM or its subsidiaries; (ii) costs related to the proposed business combination; changes in applicable laws or regulations; (iii) the possibility that UWM may be adversely affected by other economic, business and/or competitive factors; (iv) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies that affect interest rates; (v) UWM’s reliance on its warehouse facilities; the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (vi) UWM’s ability to sell loans in the secondary market; (vii) UWM’s dependence on the government sponsored entities such as Fannie Mae and Freddie Mac; (viii) changes in the GSEs’, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (ix) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (x) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (xi) UWM’s inability to continue to grow, or to effectively manage the growth of, its loan origination volume; (xii) UWM’s ability to continue to attract and retain its Independent Mortgage Advisor relationships; (xiii) the occurrence of a data breach or other failure of UWM’s cybersecurity; (xiv) loss of key management; (xv) reliance on third party software and services; (xvi) reliance on third-party sub-servicers; (xvii) UWM’s ability to implement technological innovation; (xviii) UWM’s ability to continue to comply with the complex state and federal laws regulations or practices applicable to mortgage loan origination and servicing in general; and (xix) other risks and uncertainties indicated from time to time in the preliminary proxy statement filed by Gores Holdings IV in connection with Gores Holdings IV’s solicitation of proxies for the Special Meeting, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by Gores Holdings IV. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Forward-looking statements included in this press release speak only as of the date of this press release. Except as required by law, neither Gores Holdings IV nor UWM undertakes any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this release.

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About United Wholesale Mortgage

Headquartered in Pontiac, Michigan, United Wholesale Mortgage (UWM) is the #1 wholesale lender in the nation five years in a row, providing state-of-the-art technology and unrivaled client service, from the industry’s leading account executives. UWM is known for its highly efficient, accurate and expeditious lending support, UWM underwrites and provides closing documentation for residential mortgage loans originated by independent mortgage brokers, correspondents, small banks and local credit unions. UWM’s exceptional teamwork and laser-like focus on delivering innovative mortgage solutions are driving the company’s ongoing growth and its leadership position as the foremost advocate for mortgage brokers. For more information, visit www.uwm.com or call 800-981-8898. NMLS #3038.

For inquiries regarding UWM, please contact:

MEDIA CONTACT

NICOLE YELLAND, PR Strategist

(248) 833-4815

nyelland@uwm.com

585 South Boulevard E. Pontiac, Michigan 48341

UWM.COM

OR

INVESTOR CONTACT

MATT ROSLIN, Investor Relations and Legal Affairs

800-981-8898 x 4530

mroslin@uwm.com

585 South Boulevard E. Pontiac, Michigan 48341

UWM.COM